UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 18, 2008

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The description of the amendment to the Credit Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 18, 2008, Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp. and Chelsea Sandwich LLC, as borrowers, Global Partners LP (the “Partnership”) and Global GP LLC, as guarantors, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer, entered into a Ninth Amendment to Credit Agreement (the “Amendment”) which amended the Credit Agreement dated October 4, 2005 (as amended, the “Credit Agreement”) among the aforementioned parties.  The following is a description of the material provisions set forth in the Amendment:

Seasonal Overline Extension Period.  The seasonal overline period for the existing two $50.0 million seasonal overline facilities, which ended on June 30, 2008, has been reinstated for the period from July 21, 2008 through August 31, 2008.  During this seasonal overline extension period, up to $650.0 million, which includes the existing two seasonal overline facilities, will be available to the borrowers under the working capital revolving credit facility.

Interest.  Borrowings under the working capital revolving credit facility shall bear interest at (1) the Eurodollar rate plus 175 to 225 basis points, (2) the cost of funds rate plus 175 to 225 basis points, or (3) the base rate plus 75 to 125 basis points, each depending on the pricing level provided in the Amendment, which in turn depends upon the Combined Interest Coverage Ratio (as such term is defined in the Credit Agreement).  Borrowings under the acquisition and revolving credit facilities shall bear interest at (1) the Eurodollar rate plus 225 to 275 basis points, (2) the cost of funds rate plus 175 to 225 basis points, or (3) the base rate plus 75 to 125 basis points, each depending on the pricing level provided in the Amendment, which in turn depends upon the Combined Interest Coverage Ratio.

Commitment Fee.  There is a commitment fee on the unused portion of the three facilities equal to 30.00 to 37.50 basis points, depending on the pricing level and the Combined Interest Coverage Ratio as provided in the Amendment.

Increase in Availability.  The Amendment increases the amount that may be requested by the borrowers under the Total WC Revolver Commitment (as such term is defined in the Credit Agreement) by $100.0 million, to an aggregate total of $200.0 million, so long as there is no Default or Event of Default (as such terms are defined in the Credit Agreement) at the time of any such request by the borrowers, and provided that any such request must be in a minimum amount of $5.0 million.

Covenants.  The Minimum EBITDA (as defined in the Credit Agreement) as at the end of the June 30, 2008 fiscal quarter and each fiscal quarter ending thereafter shall not be less than $30.0 million.

The Combined Interest Coverage Ratio (as defined in the Credit Agreement) as of the end of any fiscal quarter shall not be less than (i) 1.75:1.00 for the fiscal quarters ending June 30, 2008, September 30, 2008 and December 31, 2008 and (ii) 2.00:1.00 for the fiscal quarter ending March 31, 2009 and each fiscal quarter thereafter.

All other material terms remain the same as disclosed in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Partnership’s subsequent Current Report on Form 8-K filed on June 17, 2008. The Amendment is filed hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

10.1

Ninth Amendment to Credit Agreement, dated as of July 18, 2008, among Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp. and Chelsea Sandwich LLC, as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: July 21, 2008		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Ninth Amendment to Credit Agreement, dated as of July 18, 2008, among Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp. and Chelsea Sandwich LLC, as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer